                                                                    EXHIBIT 1.1

                              QUADRAMED CORPORATION

                              3,000,000 SHARES(1)

                                  COMMON STOCK


                             UNDERWRITING AGREEMENT

                                                                 _________, 1997

JEFFERIES & COMPANY, INC.
OPPENHEIMER & CO., INC.
PIPER JAFFRAY INC.
PACIFIC GROWTH EQUITIES, INC.
c/o Jefferies & Company, Inc.
11100 Santa Monica Boulevard
Suite 1000
Los Angeles, CA 90025

Ladies and Gentlemen:

         QuadraMed Corporation, a Delaware corporation (herein called the "Company"), proposes to issue and sell 2,689,005 shares of its authorized but unissued Common Stock, $0.01 par value (herein called the "Common Stock") and the stockholders of the Company named in Schedule II hereto (herein collectively called the "Selling Securityholders") propose to sell an aggregate of 310,995 shares of Common Stock of the Company (said 3,000,000 shares of Common Stock being herein called the "Underwritten Stock"). Of the 310,995 shares of Underwritten Stock to be sold by the Selling Securityholders, 146,133 shares will be sold upon the exercise of certain warrants immediately prior to the Closing Date (the "Warrant Shares") and 35,000 shares will be sold upon the exercise of certain options immediately prior to the closing date (the "Option Shares"). The Company proposes to grant to the Underwriters (as hereinafter defined) an option to purchase up to 450,000 additional shares of Common Stock (herein called the "Option Stock" and with the Underwritten Stock herein collectively called the "Stock"). The Common Stock is more fully described in the Registration Statement and the Prospectus hereinafter mentioned.

         The Company and the Selling Securityholders hereby confirm the agreements made with respect to the purchase of the Stock by the several underwriters, for whom you are acting, named in Schedule I hereto (herein collectively called the "Underwriters," which term shall also include any underwriter purchasing Stock pursuant to Section 3(b) hereof). You represent and warrant that you have been authorized by each of the other Underwriters to enter into this Agreement on its behalf and to act for it in the manner herein provided.

         1. REGISTRATION STATEMENT. The Company has filed with the Securities and Exchange Commission (herein called the "Commission") a registration statement on Form S-3 (No. 333-36189),





_____________
    (1) Plus an option to purchase from the Company up to 450,000 additional shares to cover over-allotments.














                                       1.

including the related preliminary prospectus, for the registration under the Securities Act of 1933, as amended (herein called the "Securities Act"), of the Stock. Copies of such Registration Statement and of each amendment thereto, if any, including the related preliminary prospectus (meeting the requirements of Rule 430A of the rules and regulations of the Commission) heretofore filed by the Company with the Commission have been delivered to you.

         The term Registration Statement as used in this agreement shall mean such registration statement, including all exhibits and financial statements, all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, in the form in which it became effective, and any registration statement filed pursuant to Rule 462(b) of the rules and regulations of the Commission with respect to the Stock (herein called a "Rule 462(b) registration statement"), and, in the event of any amendment thereto after the effective date of such registration statement (herein called the "Effective Date"), shall also mean (from and after the effectiveness of such amendment) such registration statement as so amended (including any Rule 462(b) registration statement). The term Prospectus as used in this Agreement shall mean the prospectus relating to the Stock first filed with the Commission pursuant to Rule 424(b) and Rule 430A (or if no such filing is required, as included in the Registration Statement) and, in the event of any supplement or amendment to such prospectus after the Effective Date, shall also mean (from and after the filing with the Commission of such supplement or the effectiveness of such amendment) such prospectus as so supplemented or amended. The term Preliminary Prospectus as used in this Agreement shall mean the preliminary prospectus included in such Registration Statement prior to the time it becomes effective.

         The Registration Statement has been declared effective under the Securities Act, and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. The Company has caused to be delivered to you copies of the Preliminary Prospectus and has consented to the use of such copies for the purposes permitted by the Securities Act.

         2.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                 a. The Company hereby represents and warrants as follows:

                        i. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has full corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus and as being conducted, and is duly qualified as a foreign corporation and in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary (except where the failure to be so qualified would not have a material adverse effect on the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole). Each of [QuadraMed Acquisition Corporation, QuadNet Corporation and _____________ (the "Significant Subsidiaries")] has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation. The capital stock of each of the Significant Subsidiaries is owned solely by the Company.

                      ii. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change in the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, other than as set forth in the Registration Statement and the Prospectus, and since such dates, except in the ordinary course of business, neither the Company nor any of its subsidiaries has entered into any material transaction not referred to in the Registration Statement and the Prospectus.





                                       2.

                      iii. The Registration Statement and the Prospectus comply, and on the Closing Date (as hereinafter defined) and any later date on which Option Stock is to be purchased, the Prospectus will comply, in all material respects, with the provisions of the Securities Act and the rules and regulations of the Commission thereunder; on the Effective Date, the Registration Statement did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus did not and, on the Closing Date and any later date on which Option Stock is to be purchased, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that none of the representations and warranties in this subparagraph (iii) shall apply to statements in, or omissions from, the Registration Statement or the Prospectus made in reliance upon and in conformity with the information referred to in
Section 4(b) below.

                      iv. The Company has filed all required tax returns and has paid all taxes shown thereon as due (except such amounts that are being contested in good faith and as to which any reserves required under generally accepted accounting principles have been established) and there is no tax deficiency that has been or might be asserted against the Company that will or might have a material adverse effect on the Company, and all tax liabilities are adequately provided for on the books of the Company.

                        v. The Company's authorized, issued and outstanding capitalization as of June 30, 1997 is as set forth under the caption "Capitalization" in the Prospectus. The Stock is duly and validly authorized, is (or, in the case of shares of the Stock to be sold by the Company, the Warrant Shares or the Option Shares will be, when issued and sold to the Underwriters as provided herein) duly and validly issued, fully paid and nonassessable and conforms to the description thereof in the Prospectus. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the transfer and sale of the Stock to be sold by the Selling Securityholders or the issuance and sale of the Stock as contemplated herein.

                      vi. The Company does not own, directly or indirectly, any capital stock or other equity interest of any corporation or have any direct equity or ownership interest in any other business, whether organized as a corporation, partnership, joint venture or otherwise, other than the corporations identified in Exhibit 21.1 to the Registration Statement.

                      vii. The Stock to be sold by the Selling Securityholders (other than the Warrant Shares and the Option Shares) is listed and duly admitted to trading on the Nasdaq National Market, and prior to the Closing Date, the Stock to be issued and sold by the Company, the Warrant Shares and the Option Shares will be authorized for listing by the Nasdaq National Market upon official notice of issuance.

                    viii. Except as set forth in the Prospectus, there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Company, or obligations of the Company to issue, shares of the Company's capital stock.

                      ix. The holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other similar rights in connection with the purchase and sale contemplated by this Agreement (other than such rights that have been validly waived or satisfied), and (except as disclosed in the Prospectus) there are no restrictions upon the voting or transfer of any of the Common Stock pursuant to the Company's Certificate of Incorporation or any agreement or other outstanding instrument to which the Company is a party (other than restrictions on transfer set forth in stock issuance or stock option agreements or stock option plans).





                                       3.

                        x. Assuming due qualification of the Stock for public offering by the Underwriters under state securities or Blue Sky laws, none of (a) the issuance of the Stock to be sold by the Company, the Warrant Shares or the Option Shares, (b) the sale of the Stock to be sold by the Company, the Warrant Shares or the Option Shares or (c) the consummation by the Company of any other of the transactions contemplated herein, will conflict with or result in a breach or violation of or constitute a default under or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company pursuant to the organization documents of the Company, the terms of any indenture or other agreement or instrument to which the Company is a party, or any order or regulation, applicable to the Company, of any court, regulatory body, administrative agency, governmental body or arbitration body having jurisdiction over the Company (except where such breach or other consequence would not have a material adverse effect on the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole).

                      xi. The Company has full legal right, power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms except as the enforcement hereof maybe limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally, or by general equitable principles and except as rights to indemnification and contribution hereunder may be limited by applicable law. The consummation of the transactions contemplated herein will not result in a breach or violation of the terms and provision of or constitute a default under (a) any material loan agreement or other evidence of indebtedness, (b) the Company's charter documents or (c) any law or regulation of any governmental agency having jurisdiction over the Company (except where such breach or other consequence would not have a material adverse effect on the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole).

                      xii. No consent, approval, authorization or order of any court or governmental agency, person or body, the Company's stockholders, or pursuant to applicable law is required for the consummation by the Company of the transactions contemplated herein, except such as have been obtained or may be required under the blue sky laws of any jurisdiction or by the National Association of Securities Dealers, Inc. (herein called "NASD") in connection with the purchase of Stock and distribution of the Stock by the Underwriters and such other approvals as have been obtained and which are in full force and effect.

                    xiii. Except as disclosed in the Prospectus, no claim is pending or, to the Company's knowledge, threatened to the effect that the present or past operations of the Company infringe upon or conflict with the rights of others with respect to any licenses, patents, patent rights, patent applications, trademarks, trademark applications, trade names, copyrights, trade secrets, drawings, schematics, applications, technology, know-how and other tangible and intangible proprietary information or material ("Intellectual Property") which may materially impair the ability of the Company to conduct its businesses as now conducted and proposed to be conducted; no claim is pending or, to the Company's knowledge, threatened regarding the Company's ownership or other interest in, or rights under, any Intellectual Property which is material to the Company's ability to conduct its businesses as now conducted and proposed to be conducted; and, no claim is pending or, to the Company's knowledge, threatened to the effect that any Intellectual Property owned by or exclusively licensed to the Company is invalid or unenforceable. The Company owns, or is licensed or otherwise has sufficient rights to, all Intellectual Property used or that is material to the business of the Company as now conducted and proposed to be conducted. No contract, agreement or understanding between the Company and any other party exists which would impede or prevent in any respect the continued use by the Company of the entire right, title and interest of the Company in and to, any Intellectual Property that is material to the business of the Company as now conducted and proposed to be conducted.





                                       4.

                      xiv. The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

         b. Each of the Selling Securityholders hereby represents and warrants as follows:

                 i. Such Selling Securityholder has good and marketable title to all the shares of Stock to be sold by such Selling Securityholder hereunder, free and clear of all liens, encumbrances, equities, security interests and claims whatsoever, with full right and authority to deliver the same hereunder, subject, in the case of each Selling Securityholder, to the rights of Boston EquiServe L.P. as Custodian (herein called the Custodian) or, in the case of the Warrant Shares or Option Shares, such Selling Securityholder will have immediately prior to the Closing Date good and marketable title to all the shares of stock to be sold by such Selling Securityholder hereunder, free and clear of all liens, encumbrances, equities, security interests and claims whatsoever, with full right and authority to deliver the same hereunder subject, in the case of each Selling Securityholder, to the rights of the Custodian and that upon the delivery of and payment for such shares of the Stock hereunder, the several Underwriters will receive good and marketable title thereto, free and clear of all liens, encumbrances, equities, security interests and claims whatsoever.

                 ii. Certificates in negotiable form for the shares of the Stock to be sold by such Selling Securityholder have been placed in custody under a Custody Agreement for delivery under this Agreement with the Custodian [or, in the case of the Warrant Shares or the Option Shares will be placed in custody under a Custody Agreement for delivery under this Agreement with the Custodian immediately prior to the Closing Date]; such Selling Securityholder specifically agrees that the shares of the Stock represented by the certificates so held in custody for such Selling Securityholder are subject to the interests of the several Underwriters and the Company, that the arrangements made by such Selling Securityholder for such custody, including the Power of Attorney provided for in such Custody Agreement, are to that extent irrevocable, and that the obligations of such Selling Securityholder shall not be terminated by any act of such Selling Securityholder or by operation of law, whether by the death or incapacity of such Selling Securityholder (or, in the case of a Selling Securityholder that is not an individual, the dissolution or liquidation of such Selling Securityholder) or the occurrence of any other event; if any such death, incapacity, dissolution, liquidation or other such event should occur before the delivery of such shares of the Stock hereunder, certificates for such shares of the Stock shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death, incapacity, dissolution, liquidation or other event had not occurred, regardless of whether the Custodian shall have received notice of such death, incapacity, dissolution, liquidation or other event.

                 iii. Such Selling Securityholder has reviewed the Registration Statement and Prospectus and nothing has come to the attention of such Selling Securityholder that would lead such Selling Securityholder to believe that on the Effective Date, solely with respect to written information furnished to the Company by such Selling Securityholders expressly for use therein, the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date the Prospectus contained and, on the Closing Date and any later date on which Option Stock is to be purchased, contains, solely with respect to written information furnished to the Company by such Selling Securityholders expressly for use therein, any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.





                                       5.

         3.      PURCHASE OF THE STOCK BY THE UNDERWRITERS.

                 a. On the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell 2,689,005 shares of the Underwritten Stock to the several Underwriters, each Selling Securityholder agrees to sell to the several Underwriters the number of shares of the Underwritten Stock set forth in
Schedule II opposite the name of such Selling Securityholder, and each of the Underwriters agrees to purchase from the Company and the Selling Securityholders the respective aggregate number of shares of Underwritten Stock set forth opposite its name in Schedule I. The price at which such shares of Underwritten Stock shall be sold by the Company and the Selling Securityholders and purchased by the several Underwriters shall be $___ per share. The obligation of each Underwriter to the Company and each of the Selling Securityholders shall be to purchase from the Company and the Selling Securityholders that number of shares of the Underwritten Stock which represents the same proportion of the total number of shares of the Underwritten Stock to be sold by each of the Company and the Selling Securityholders pursuant to this Agreement as the number of shares of the Underwritten Stock set forth opposite the name of such Underwriter in Schedule I hereto represents of the total number of shares of the Underwritten Stock to be purchased by all Underwriters pursuant to this Agreement, as adjusted by Jefferies & Company, Inc. in such manner as Jefferies & Company, Inc. deems advisable to avoid fractional shares. In making this Agreement, each Underwriter is contracting severally and not jointly; except as provided in paragraphs (b) and (c) of this Section 3, the agreement of each Underwriter is to purchase only the respective number of shares of the Underwritten Stock specified in Schedule I.

                 b. If for any reason one or more of the Underwriters shall fail or refuse (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 8 or 9 hereof) to purchase and pay for the number of shares of the Stock agreed to be purchased by such Underwriter or Underwriters, the Company or the Selling Securityholders shall immediately give notice thereof to you, and the non-defaulting Underwriters shall have the right within 24 hours after the receipt by you of such notice to purchase, or procure one or more other Underwriters to purchase, in such proportions as may be agreed upon between you and such purchasing Underwriter or Underwriters and upon the terms herein set forth, all or any part of the shares of the Stock which such defaulting Underwriter or Underwriters agreed to purchase. If the non-defaulting Underwriters fail so to make such arrangements with respect to all such shares and portion, the number of shares of the Stock which each non-defaulting Underwriter is otherwise obligated to purchase under this Agreement shall be automatically increased on a pro rata basis to absorb the remaining shares and portion which the defaulting Underwriter or Underwriters agreed to purchase; provided, however, that the non-defaulting Underwriters shall not be obligated to purchase the shares and portion which the defaulting Underwriter or Underwriters agreed to purchase if the aggregate number of such shares of the Stock exceeds 10% of the total number of shares of the Stock which all Underwriters agreed to purchase hereunder. If the total number of shares of the Stock which the defaulting Underwriter or Underwriters agreed to purchase shall not be purchased or absorbed in accordance with the two preceding sentences, the Company and the Selling Securityholders shall have the right, within 24 hours next succeeding the 24-hour period above referred to, to make arrangements with other underwriters or purchasers satisfactory to you for purchase of such shares and portion on the terms herein set forth. In any such case, either you or the Company and the Selling Securityholders shall have the right to postpone the Closing Date determined as provided in Section 5 hereof for not more than seven business days after the date originally fixed as the Closing Date pursuant to said Section 5 in order that any necessary changes in the Registration Statement, the Prospectus or any other documents or arrangements may be made. If neither the non-defaulting Underwriters nor the Company shall make arrangements within the 24-hour periods stated above for the purchase of all the shares of the Stock which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Company or the Selling Securityholders to any non-defaulting Underwriter





                                       6.

and without any liability on the part of any non-defaulting Underwriter to the Company or the Selling Securityholders. Nothing in this paragraph (b), and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

                 c. On the basis of the representations, warranties and covenants herein contained, and subject to the terms and conditions herein set forth, the Company grants an option to the several Underwriters to purchase, severally and not jointly, up to 450,000 shares in the aggregate of the Option Stock from the Company at the same price per share as the Underwriters shall pay for the Underwritten Stock. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Stock by the Underwriters and may be exercised in whole or in part at any time (but not more than once) on or before the thirtieth day after the date of this Agreement upon written or telegraphic notice by you to the Company setting forth the aggregate number of shares of the Option Stock as to which the several Underwriters are exercising the option. Delivery of certificates for the shares of Option Stock, and payment therefor, shall be made as provided in Section 5 hereof. The number of shares of the Option Stock to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Stock to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Stock, as adjusted by you in such manner as you deem advisable to avoid fractional shares.

         4.      OFFERING BY UNDERWRITERS.

                 a. The terms of the initial public offering by the Underwriters of the Stock to be purchased by them shall be as set forth in the Prospectus. The Underwriters may from time to time change the public offering price after the closing of the initial public offering and increase or decrease the concessions and discounts to dealers as they may determine.

                 b. The information set forth in the last paragraph on the front cover page and under "Underwriting" in the Registration Statement, any Preliminary Prospectus and the Prospectus (insofar as such information relates to the Underwriters) constitutes the only information furnished by the Underwriters to the Company for inclusion in the Registration Statement, any Preliminary Prospectus, and the Prospectus, and you on behalf of the respective Underwriters represent and warrant to the Company that the statements made therein are correct.

         5.      DELIVERY OF AND PAYMENT FOR THE STOCK.

                 a. Delivery of certificates for the shares of the Underwritten Stock and the Option Stock (if the option granted by Section 3(c) hereof shall have been exercised not later than 7:00 A.M., San Francisco time, on the date two business days preceding the Closing Date), and payment therefor, shall be made at the office of Brobeck, Phleger & Harrison LLP, One Market, San Francisco, California 94105 at 7:00 a.m., San Francisco time, on the third (or if the stock is priced, as contemplated by Rule 15-b(1)(c) of the Exchange Act after 4:30 p.m. Washington D.C. time, the fourth) business day after the date of this Agreement, or at such time on such other day, not later than seven full business days after such third or fourth as the case may be business day, as shall be agreed upon in writing by the Company, the Selling Securityholders and you at the time of the execution of this Agreement pursuant to Rule 15-b(1)(a). The date and hour of such delivery and payment (which may be postponed as provided in Section 3(b) hereof) are herein called the Closing Date.

                 b. If the option granted by Section 3(c) hereof shall be exercised after 7:00 a.m., San Francisco time, on the date two business days preceding the Closing Date, delivery of certificates for the shares of Option Stock, and payment therefor, shall be made at the office of Brobeck, Phleger & Harrison





                                       7.

LLP, One Market Plaza, San Francisco, California 94105 at 7:00 a.m., San Francisco time, on the third business day after the exercise of such option.

                 c. Payment for the Stock purchased from the Company shall be made to the Company or its order, payment for the respective aggregate exercise prices for the Warrant Shares and the Option Shares shall be made to the Company or its order, and payment for the Stock purchased from the Selling Securityholders shall be made to the Custodian, for the account of the Selling Securityholders, in each case by one or more certified or official bank check or checks or by wire transfer in next day funds (and the Company and the Selling Securityholders agree not to deposit any such check in the bank on which drawn until the day following the date of its delivery to the Company or the Custodian, as the case may be). Such payment shall be made upon delivery of certificates for the Stock (if physical delivery will be used) to you for the respective accounts of the several Underwriters against receipt therefor signed by you. Certificates for the Stock to be delivered to you shall be registered in such name or names and shall be in such denominations as you may request at least two business days before the Closing Date, in the case of Underwritten Stock, and at least two business days prior to the purchase thereof, in the case of the Option Stock. Such certificates will be made available to the Underwriters for inspection, checking and packaging at such location as the Underwriters may specify on the business day prior to the Closing Date or, in the case of the Option Stock, by 3:00 p.m., New York time, on the business day preceding the date of purchase.

         It is understood that you, individually and not on behalf of the Underwriters, may (but shall not be obligated to) make payment to the Company and the Selling Securityholders for shares to be purchased by any Underwriter whose check or wired funds shall not have been received by you on the Closing Date or any later date on which Option Stock is purchased for the account of such Underwriter. Any such payment by you shall not relieve such Underwriter from any of its obligations hereunder.

         6. FURTHER AGREEMENTS OF THE COMPANY AND THE SELLING SECURITYHOLDERS. The Company covenants and agrees as follows:

                 a. The Company will (i) prepare and timely file with the Commission under Rule 424(b) a Prospectus containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A and (ii) not file any amendment to the Registration Statement or supplement to the Prospectus of which you shall not previously have been advised and furnished with a copy or to which you shall have reasonably objected in writing or which is not in compliance with the Securities Act or the rules and regulations of the Commission.

                 b. The Company will promptly notify each Underwriter in the event of (i) the request by the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, (iii) the institution or notice of intended institution of any action or proceeding for that purpose, (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Stock for sale in any jurisdiction, or (v) the receipt by it of notice of the initiation or threatening of any proceeding for such purpose. The Company will make every reasonable effort to prevent the issuance of such a stop order and, if such an order shall at any time be issued, to obtain the withdrawal thereof at the earliest possible moment.

                 c. The Company will (i) on or before the Closing Date, deliver to you a signed copy of the Registration Statement as originally filed and of each amendment thereto filed prior to the time the Registration Statement becomes effective and, promptly upon the filing thereof, a signed copy of each post-effective amendment, if any, to the Registration Statement (together with, in each case, all exhibits thereto unless previously furnished to you) and will also deliver to you, for distribution to the Underwriters, a





                                       8.

sufficient number of additional conformed copies of each of the foregoing (but without exhibits) so that one copy of each may be distributed to each Underwriter, (ii) as promptly as possible deliver to you and send to the several Underwriters, at such office or offices as you may designate, as many copies of the Prospectus as you may reasonably request, and (iii) thereafter from time to time during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, likewise send to the Underwriters as many additional copies of the Prospectus and as many copies of any supplement to the Prospectus and of any amended prospectus, filed by the Company with the Commission, as you may reasonably request for the purposes contemplated by the Securities Act.

                 d. If at any time during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event relating to or affecting the Company, or of which the Company shall be advised in writing by you, shall occur as a result of which it is necessary, in the opinion of counsel for the Company or of counsel for the Underwriters, to supplement or amend the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser of the Stock, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus or an amended prospectus so that the Prospectus as so supplemented or amended will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time such Prospectus is delivered to such purchaser, not misleading. If, after the initial public offering of the Stock by the Underwriters and during such period, the Underwriters shall propose to vary the terms of offering thereof by reason of changes in general market conditions or otherwise, you will advise the Company in writing of the proposed variation, and, if in the opinion either of counsel for the Company or of counsel for the Underwriters such proposed variation requires that the Prospectus be supplemented or amended, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus or an amended prospectus setting forth such variation. The Company authorizes the Underwriters and all dealers to whom any of the Stock may be sold by the several Underwriters to use the Prospectus, as from time to time amended or supplemented, in connection with the sale of the Stock in accordance with the applicable provisions of the Securities Act and the applicable rules and regulations thereunder for such period.

                 e. Prior to the filing thereof with the Commission, the Company will submit to you, for your information, a copy of any post-effective amendment to the Registration Statement and any supplement to the Prospectus or any amended prospectus proposed to be filed.

                 f. The Company will cooperate, when and as requested by you, in the qualification of the Stock for offer and sale under the securities or blue sky laws of such jurisdictions as you may designate and, during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, in keeping such qualifications in good standing under said securities or blue sky laws; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will, from time to time, prepare and file such statements, reports, and other documents as are or may be required to continue such qualifications in effect for so long a period as you may reasonably request for distribution of the Stock.

                 g. During a period of five years commencing with the date hereof, the Company will furnish to you, and to each Underwriter who may so request in writing, copies of all periodic and special reports furnished to stockholders of the Company and of all information, documents and reports filed with the Commission.

                 h. Not later than the 45th day following the end of the fiscal quarter first occurring after the first anniversary of the Effective Date, the Company will make generally available to its security





                                       9.

holders an earnings statement in accordance with Section 11(a) of the Securities Act and Rule 158 thereunder.

                 i. The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, including all costs and expenses incident to (i) the preparation, printing and filing with the Commission and the National Association of Securities Dealers, Inc. (the "NASD") of the Registration Statement, any Preliminary Prospectus and the Prospectus, (ii) the furnishing to the Underwriters of copies of any Preliminary Prospectus and of the several documents required by paragraph (c) of this Section 6 to be so furnished, (iii) the printing of this Agreement and related documents delivered to the Underwriters, (iv) the preparation, printing and filing of all supplements and amendments to the Prospectus referred to in paragraph (d) of this Section 6, (v) the furnishing to you and the Underwriters of the reports and information referred to in paragraph (g) of this Section 6 and (vi) the printing and issuance of stock certificates, including the transfer agent's fees. The Selling Securityholders will pay any transfer taxes incident to the transfer to the Underwriters of the shares the Stock being sold by the Selling Securityholders. The provisions of this paragraph (i) are intended to relieve the Underwriters from the payment of the expenses and costs which the Company and the Selling Securityholders hereby agree to pay and shall not affect any agreement which the Company and the Selling Securityholders may make, or may have made, for the sharing of any such expenses and costs.

                 j. The Company agrees to reimburse you, for the account of the several Underwriters, for blue sky fees, the filing fees incident to securing any requested review by the NASD of the terms of the sale of the Stock and related disbursements (including counsel fees and disbursements and cost of printing memoranda for the Underwriters) paid by or for the account of the Underwriters or their counsel in qualifying the Stock under state securities or blue sky laws and in the review of the offering by the NASD.

                 k. The Company agrees that, without the prior written consent of Jefferies & Company, Inc. on behalf of the Underwriters, the Company will not, for a period of 90 days following the commencement of the public offering of the Stock by the Underwriters, directly or indirectly, (i) sell, offer, contract to sell, make any short sale, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for or any rights to purchase or acquire Common Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Stock to be sold to the Underwriters pursuant to this Agreement, (B) shares of Common Stock issued by the Company upon the exercise of options granted, or to be granted in the ordinary course, under the stock option plans of the Company or upon exercise of outstanding warrants, all as described in footnote (2) to the table under the caption "Capitalization" in the Preliminary Prospectus, and (C) stock purchased pursuant to the Company's 1996 Employee Stock Purchase Plan.

                 l. Each of the Selling Securityholders severally and not jointly agrees with the several Underwriters and the Company that:

                          i.      without the prior written consent of
Jefferies & Company, Inc. on behalf of the Underwriters, such Selling Securityholder will not, for a period of 90 days following the commencement of the public offering of the Stock by the Underwriters, directly or indirectly,
(i) sell, offer, contract to sell, make any short sale, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for or any rights





                                      10.

to purchase or acquire Common Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause
(i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the Stock to be sold to the Underwriters pursuant to this Agreement.

                          ii.     in order to document the Underwriters'
compliance with the reporting and withholding provisions of applicable law with respect to the transactions contemplated hereby, such Selling Securityholder will deliver to you prior to the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

         7.      INDEMNIFICATION AND CONTRIBUTION.

                 a. The Company agrees to indemnify and hold harmless each Underwriter and each person (including each partner or officer thereof) who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the fullest extent lawful from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Exchange Act, or the common law or otherwise, and the Company agrees to reimburse each such Underwriter and controlling person for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities (including any amount paid in settlement of any claim, action, suit, or proceeding) or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon
(i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof and any Rule 462(b) registration statement) or any post-effective amendment thereto (including any Rule 462(b) registration statement), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or
(ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or
(iii) any untrue statement or alleged untrue statement of a material fact in any blue sky application or other document executed by the Company and filed in any state or other jurisdiction in order to qualify any or all of the Stock under the securities laws thereof or filed with the Commission or any securities association or exchange; provided, however, that (1) the indemnity agreements of the Company contained in this paragraph (a) shall not apply to any such losses, claims, damages, liabilities or expenses if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Company by or on behalf of any Underwriter for use in any Preliminary Prospectus or the Registration Statement or Prospectus or any such amendment thereof or supplement thereto, and (2) the indemnity agreement contained in this paragraph
(a) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages, liabilities or expenses purchased the Stock which is the subject thereof (or to the benefit of any person controlling such Underwriter) if at or prior to the written confirmation of the sale of such Stock a copy of the Prospectus (or the Prospectus as amended or supplemented) was not sent or delivered to such person and the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented) unless the failure is the result of noncompliance by the Company with paragraph (c) of Section 6 hereof. The indemnity agreements of the Company and the





                                      11.

Selling Securityholders contained in this paragraph (a) and the representations and warranties of the Company and the Selling Securityholders contained in
Section 2 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Stock or any termination of this Agreement. The foregoing indemnity agreement shall be in addition to any liability that the Company may otherwise have to a person indemnified under this paragraph (a).

                 b.       Subject to the provisions of paragraph (g) of this
Section 7, the Selling Securityholders severally and not jointly agree to indemnify and hold harmless each Underwriter and each person (including each partner or officer thereof) who controls any Underwriter within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act to the fullest extent lawful from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Exchange Act, or the common law or otherwise, and the Selling Securityholders severally and not jointly agree to reimburse each such Underwriter and controlling person for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities (including any amount paid in settlement of any claim, action, suit, or proceeding) or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof and any Rule 462(b) registration statement) or any post-effective amendment thereto (including any Rule 462(b) registration statement), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) any untrue statement or alleged untrue statement of a material fact in any blue sky application or other document executed by the Company and filed in any state or other jurisdiction in order to qualify any or all of the Stock under the securities laws thereof or filed with the Commission or any securities association or exchange; provided, however, that (1) the indemnity agreements of the Selling Securityholders contained in this paragraph (b) shall not apply to any such losses, claims, damages, liabilities or expenses if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Company by or on behalf of any Underwriter for use in any Preliminary Prospectus or the Registration Statement or Prospectus or any such amendment thereof or supplement thereto, (2) the indemnity agreement contained in this paragraph (a) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages, liabilities or expenses purchased the Stock which is the subject thereof (or to the benefit of any person controlling such Underwriter) if at or prior to the written confirmation of the sale of such Stock a copy of the Prospectus (or the Prospectus as amended or supplemented) was not sent or delivered to such person and the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented) unless the failure is the result of noncompliance by the Company with paragraph (c) of Section 6 hereof, and (3) each Selling Securityholder shall only be liable under this paragraph with respect to (A) information pertaining to such Selling Securityholder furnished by or on behalf of such Selling Securityholder expressly for use in any Preliminary Prospectus or the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto or (B) facts that would constitute a breach of any representation or warranty of such Selling Securityholder set forth in Section 2(b) hereof. The indemnity agreements of the Selling Securityholders contained in this paragraph (a) and the representations and warranties of the Selling Securityholders contained in Section 2 hereof shall remain operative and in full force and effect regardless of any





                                      12.

investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Stock or any termination of this Agreement. The foregoing indemnity agreement shall be in addition to any liability that the Selling Securityholders may otherwise have to a person indemnified under this paragraph (a).

                 c. Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its officers who signs the Registration Statement on his own behalf or pursuant to a power of attorney, each of its directors, each other Underwriter and each person (including each partner or officer thereof) who controls the Company or any such other Underwriter within the meaning of Section 15 of the Securities Act and the Selling Securityholders, from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Exchange Act, or the common law or otherwise and to reimburse each of them for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof and any Rule 462(b) registration statement) or any post-effective amendment thereto (including any Rule 462(b) registration statement) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Company by or on behalf of any Underwriter expressly for use in any Preliminary Prospectus or the Registration Statement or Prospectus or any such amendment thereof or supplement thereto. The indemnity agreement of each Underwriter contained in this paragraph (c) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Stock or any termination of this Agreement.

                 d. Each party indemnified under the provisions of paragraphs (a), (b) and (c) of this Section 7 agrees that, upon the service of a summons or other initial legal process upon it in any action or suit instituted against it or upon its receipt of written notification of the commencement of any investigation or inquiry of, or proceeding against, it in respect of which indemnity may be sought on account of any indemnity agreement contained in such paragraphs, it will promptly give written notice (herein called the "Notice") of such service or notification to the party or parties from whom indemnification may be sought hereunder. No indemnification provided for in such paragraphs shall be available to any party who shall fail so to give the Notice if the party to whom such Notice was not given was unaware of the action, suit, investigation, inquiry or proceeding to which the Notice would have related and the failure to give the Notice has resulted in the forfeiture of substantive rights or defenses, but the omission so to notify such indemnifying party or parties of any such service or notification shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of such indemnity agreement. Any indemnifying party shall be entitled at its own expense to participate in the defense of any action, suit or proceeding against, or investigation or inquiry of, an indemnified party. Any indemnifying party shall be entitled, if it so elects within a reasonable time after receipt of the Notice by giving written notice (herein called the "Notice of Defense") to the indemnified party, to assume (alone or in conjunction with any other indemnifying party or parties) the entire defense of such action, suit, investigation, inquiry or proceeding, in which event such defense shall be conducted, at the expense of the indemnifying party or parties, by counsel chosen by such indemnifying party or parties





                                      13.

and reasonably satisfactory to the indemnified party or parties; provided, however, that (i) if the indemnified party or parties reasonably determine that there may be a conflict between the positions of the indemnifying party or parties and of the indemnified party or parties in conducting the defense of such action, suit, investigation, inquiry or proceeding or that there may be legal defenses available to such indemnified party or parties different from or in addition to those available to the indemnifying party or parties, then counsel chosen by the indemnified party or parties (including local counsel) shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interests of the indemnified party or parties and (ii) in any event, the indemnified party or parties shall be entitled to have counsel chosen by such indemnified party or parties participate in, but not conduct, the defense, with all fees and expenses to be paid by the indemnifying party and paid as incurred.

                 e. If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under paragraph (a), (b) or (c) of this Section 7, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in paragraph (a), (b) or (c) of this Section 7, (i) in such proportion as is appropriate to reflect the relative benefits received by each indemnifying party from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each indemnifying party in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, or actions in respect thereof, as well as any other relevant equitable considerations, provided, however in the case of losses, claims, damages, or liabilities suffered by the Company that the amount payable under this paragraph shall be reduced to the extent of any contribution received by the Company from persons other than the Underwriters who may be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, officers of the Company who signed the Registration Statement, and directors of the Company. The relative benefits received by the Company, the Selling Securityholders and the Underwriters shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Stock received by the Company and the Selling Securityholders and the total underwriting discount received by the Underwriters, as set forth in the table on the cover page of the Prospectus, bear to the aggregate public offering price of the Stock. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by each indemnifying party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

         The parties agree that it would not be just and equitable if contributions pursuant to this paragraph (e) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to in the first sentence of this paragraph (e). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities, or actions in respect thereof, referred to in the first sentence of this paragraph (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigation, preparing to defend or defending against any action or claim which is the subject of this paragraph (e). Notwithstanding the provisions of this paragraph (e), no Underwriter shall be required to contribute any amount in excess of the underwriting discount applicable to the Stock purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this paragraph
(e) to contribute are several in proportion to their respective underwriting obligations and not joint.

         Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect of which contribution may be sought, it will





                                      14.

promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought from any obligation it may have hereunder or otherwise (except as specifically provided in paragraph (d) of this Section 7).

                 f. The indemnifying party will not, without the prior written consent of each Underwriter, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the individual party is an actual or potential party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability arising out of such claim, action, suit or proceeding.

                 g. The liability of each Selling Securityholder under such Selling Securityholder's representations and warranties contained in paragraph (b) of Section 2 hereof and under the indemnity and reimbursement agreements contained in the provisions of this Section 7 and Section 11 hereof shall be limited to an amount equal to the initial public offering price of the stock sold by such Selling Securityholder to the Underwriters, net of the underwriting discount. The Company and the Selling Securityholders may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.

         8. TERMINATION. This Agreement may be terminated by you at any time prior to the Closing Date by giving written notice to the Company and the Selling Securityholders if after the date of this Agreement trading in the Common Stock shall have been suspended, or if there shall have occurred (i) the engagement in hostilities or an escalation of major hostilities by the United States or the declaration of war or a national emergency by the United States on or after the date hereof, (ii) any outbreak of hostilities or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, calamity, crisis or change in economic or political conditions in the financial markets of the United States would, in the Underwriters' reasonable judgment, make the offering or delivery of the Stock impracticable, (iii) suspension of trading in securities generally or a material adverse decline in value of securities generally on the New York Stock Exchange, the American Stock Exchange, or The Nasdaq Stock Market, or limitations on prices (other than limitations on hours or numbers of days of trading) for securities on either such exchange or system, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of, or commencement of any proceeding or investigation by, any court, legislative body, agency or other governmental authority which in the Underwriters' reasonable opinion materially and adversely affects or will materially or adversely affect the business or operations of the Company, (v) declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the Underwriters' reasonable opinion has a material adverse effect on the securities markets in the United States. If this Agreement shall be terminated pursuant to this Section 8, there shall be no liability of the Company or the Selling Securityholders to the Underwriters and no liability of the Underwriters to the Company or the Selling Securityholders; provided, however, that in the event of any such termination the Company agrees to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company and the Selling Securityholders under this Agreement, including all costs and expenses referred to in paragraphs (i) and (j) of Section 6 hereof.

         9. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the several Underwriters to purchase and pay for the Stock shall be subject to the performance by the Company and the Selling Securityholders of their respective obligations to be performed hereunder at or prior to the Closing Date or





                                      15.

any later date on which Option Stock is to be purchased, as the case may be, and to the following further conditions:

                 a. The Registration Statement shall have become effective; and no stop order suspending the effectiveness thereof shall have been issued and no proceedings therefor shall be pending or threatened by the Commission. No order suspending the qualification or registration of the Stock under the securities or blue sky laws of any jurisdiction shall be in effect or proceedings therefor initiated or threatened by the authorities of any such jurisdiction.

                 b. The legality and sufficiency of the sale of the Stock hereunder and the validity and form of the certificates representing the Stock, all corporate proceedings and other legal matters incident to the foregoing, and the form of the Registration Statement and of the Prospectus (except as to the financial statements contained therein), shall have been approved at or prior to the Closing Date by Cooley Godward LLP, counsel for the Underwriters.

                 c. You shall have received from Brobeck, Phleger & Harrison LLP, counsel for the Company and the Selling Securityholders, an opinion, addressed to the Underwriters and dated the Closing Date, covering the matters set forth in Annex A hereto, and if Option Stock is purchased at any date after the Closing Date, an additional opinion from such counsel, addressed to the Underwriters and dated such later date, confirming that the statements expressed as of the Closing Date in such opinion remain valid as of such later date.

                 d. You shall be satisfied that (i) as of the Effective Date, the statements made in the Registration Statement and the Prospectus were true and correct and neither the Registration Statement nor the Prospectus omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, respectively, not misleading, (ii) since the Effective Date, no event has occurred which should have been set forth in a supplement or amendment to the Prospectus which has not been set forth in such a supplement or amendment, (iii) since the respective dates as of which information is given in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the business, properties, financial condition or results of operations of the Company, whether or not arising from transactions in the ordinary course of business, and, since such dates, except in the ordinary course of business, the Company has not entered into any material transaction not referred to in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein,
(iv) the Company does not have any material contingent obligations which are not disclosed in the Registration Statement and the Prospectus, (v) there are not any pending or known threatened legal proceedings to which the Company is a party or of which property of the Company is the subject which are material and which are not disclosed in the Registration Statement and the Prospectus, (vi) there are not any franchises, contracts, leases or other documents which are required to be filed as exhibits to the Registration Statement which have not been filed as required, (vii) the representations and warranties of the Company herein are true and correct in all material respects as of the Closing Date or any later date on which Option Stock is to be purchased, as the case may be, and (viii) there has not been any material change in the market for securities in general or in political, financial or economic conditions from those reasonably foreseeable as to render it impracticable in your reasonable judgment to make a public offering of the Stock, or a material adverse change in market levels for securities in general (or those of companies in particular) or financial or economic conditions which, in your reasonable opinion, render it inadvisable to proceed.

                 e. You shall have received on the Closing Date and on any later date on which Option Stock is purchased a certificate, dated the Closing Date or such later date, as the case may be, and signed





                                      16.

by the Chief Executive Officer and the Chief Financial Officer of the Company, stating that the respective signers of said certificate have carefully examined the Registration Statement in the form in which it originally became effective and the Prospectus contained therein and any supplements or amendments thereto, and that the statements included in clauses (i) through (vii) of paragraph (d) of this Section 9 are true and correct.

                 f. You shall have received on the Closing Date and on any later date on which Option Stock is purchased a certificate, dated the Closing Date or such later date, as the case may be, and signed by an attorney-in-fact pursuant to the Power of Attorney, stating that the representations and warranties of the Selling Securityholders herein are true and correct in all material respects.

                 g. You shall have received from Arthur Andersen LLP a letter or letters, addressed to the Underwriters and dated the Closing Date and any later date on which Option Stock is purchased, confirming that they are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder and based upon the procedures described in their letter delivered to you concurrently with the execution of this Agreement (herein called the "Original Letter"), but carried out to a date not more than three business days prior to the Closing Date or such later date on which Option Stock is purchased
(i) confirming, to the extent true, that the statements and conclusions set forth in the Original Letter are accurate as of the Closing Date or such later date, as the case may be, and (ii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Letter which are necessary to reflect any changes in the facts described in the Original Letter since the date of the Original Letter or to reflect the availability of more recent financial statements, data or information. The letters shall not disclose any change, or any development involving a prospective change, in or affecting the business or properties of the Company or any of its subsidiaries which, in your reasonable judgment, makes it impractical or inadvisable to proceed with the public offering of the Stock or the purchase of the Option Stock as contemplated by the Prospectus.

                 h. You shall have been furnished evidence in usual written or telegraphic form from the appropriate authorities of the several jurisdictions, or other evidence satisfactory to you, of the qualification referred to in paragraph (f) of Section 6 hereof.

                 i. Prior to the Closing Date, the Stock to be issued and sold by the Company shall have been duly authorized for quotation by the Nasdaq National Market upon official notice of issuance.

                 j. On or prior to the Closing Date, you shall have received from all directors, officers, certain beneficial holders of Common Stock owning an aggregate of not less than 1,190,000 shares of Common Stock, and all Selling Securityholders, stockholder agreements, in form reasonably satisfactory to Jefferies & Company, Inc., stating that without the prior written consent of Jefferies & Company, Inc. on behalf of the Underwriters, and subject to the terms set forth therein, such person or entity will not, for a period of 90 days following the commencement of the public offering of the Stock by the Underwriters, directly or indirectly, (i) sell, offer, contract to sell, make any short sale, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for or any rights to purchase or acquire Common Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences or ownership of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

         All the agreements, opinions, certificates and letters mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if Cooley Godward LLP, counsel for the Underwriters, shall be satisfied that they comply in form and scope.





                                      17.

         In case any of the conditions specified in this Section 9 shall not be fulfilled, this Agreement may be terminated by you by giving notice to the Company and the Selling Securityholders. Any such termination shall be without liability of the Company or the Selling Securityholders to the Underwriters and without liability of the Underwriters to the Company or the Selling Securityholders; provided, however, that (i) in the event of such termination, the Company agrees to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company and the Selling Securityholders under this Agreement, including all costs and expenses referred to in paragraphs (i) and (j) of Section 6 hereof, and (ii) if this Agreement is terminated by you because of any refusal, inability or failure on the part of the Company or the Selling Securityholders to perform any agreement herein, to fulfill any of the conditions herein, or to comply with any provision hereof, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the transactions contemplated hereby.

         10. CONDITIONS OF THE OBLIGATION OF THE COMPANY AND THE SELLING SECURITYHOLDERS. The obligation of the Company and the Selling Securityholders to deliver the Stock shall be subject to the conditions that (a) the Registration Statement shall have become effective and (b) no stop order suspending the effectiveness thereof shall be in effect and no proceedings therefor shall be pending or threatened by the Commission.

         In case either of the conditions specified in this Section 10 shall not be fulfilled, this Agreement may be terminated by the Company and the Selling Securityholders by giving notice to you. Any such termination shall be without liability of the Company and the Selling Securityholders to the Underwriters and without liability of the Underwriters to the Company or the Selling Securityholders; provided, however, that in the event of any such termination the Company agrees to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company and the Selling Securityholders under this Agreement, including all costs and expenses referred to in paragraphs (i) and (j) of Section 6 hereof.

         11. REIMBURSEMENT OF CERTAIN EXPENSES. In addition to its other obligations under Section 7 of this Agreement, the Company agrees to reimburse all reasonable legal and other expenses incurred by the Underwriters (on a monthly basis) in connection with investigating or defending any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in paragraph (a) of Section 7 of this Agreement, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under this Section 11 and the possibility that such payments might later be held to be improper; provided, however, that (i) to the extent any such payment is ultimately held to be improper, the persons receiving such payments shall promptly refund them and (ii) such persons shall provide to the Company, upon request, reasonable assurances of their ability to effect any refund, when and if due.

         12. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of the Company, the Selling Securityholders and the several Underwriters and, with respect to the provisions of Section 7 hereof, the several parties (in addition to the Company, the Selling Securityholders and the several Underwriters) indemnified under the provisions of said Section 7, and their respective personal representatives, successors and assigns. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term "successors and assigns" as herein used shall not include any purchaser, as such purchaser, of any of the Stock from any of the several Underwriters.





                                      18.

         13. NOTICES. Except as otherwise provided herein, all communications hereunder shall be in writing or by telegraph and, if to the Underwriters, shall be mailed, telegraphed or delivered to Jefferies & Company, Inc., 11100 Santa Monica Boulevard, Suite 1000, Los Angeles, CA 90025;
Attention: Jerry M. Gluck, Esq.; with a copy to Michael J. Sullivan, Esq., Cooley Godward LLP, Five Palo Alto Square, Palo Alto, CA 94306-2155; and if to the Company, shall be mailed, telegraphed or delivered to it at its office, 80
E. Sir Francis Drake Boulevard, Suite 2A, Larkspur, CA 94939; Attention:  James
D. Durham; with a copy to Scott D. Lester, Esq., Brobeck, Phleger & Harrison LLP, One Market, San Francisco, California 94105; and if to the Selling Securityholders, shall be mailed, telegraphed or delivered to the Selling Securityholders in care of Scott A. Lester, Esq. Brobeck, Phleger & Harrison LLP at One Market, San Francisco, California 94105. All notices given by telegraph shall be promptly confirmed by letter.

         14. MISCELLANEOUS. The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or the Selling Securityholders or their respective directors or officers, and (c) delivery and payment for the Stock under this Agreement; provided, however, that if this Agreement is terminated prior to the Closing Date, the provisions of paragraph (k) of
Section 6 hereof shall be of no further force or effect.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.





                           [intentionally left blank]

























                                      19.

         Please sign and return to the Company and the Selling Securityholders in care of the Company the enclosed duplicates of this letter, whereupon this letter will become a binding agreement among the Company, the Selling Securityholders and the several Underwriters in accordance with its terms.

                                                  Very truly yours,

                                                  QUADRAMED CORPORATION



                                                  By___________________________
                                                    James D. Durham
                                                    Chief Executive Officer


The foregoing Agreement is hereby
confirmed and accepted as of the date
first above written.

JEFFERIES & COMPANY, INC.                         SELLING SECURITYHOLDERS
OPPENHEIMER & CO., INC.                           LISTED ON SCHEDULE II
PIPER JAFFRAY INC.
PACIFIC GROWTH EQUITIES, INC.

By:  Jefferies & Company, Inc.
                                                  By___________________________
                                                    Attorney-In-Fact


By___________________________
       David A. Handler
    Senior Vice President

Acting on behalf of the several Underwriters, including themselves, named in Schedule I hereto.






















                                      20.

                                   SCHEDULE I

                                  UNDERWRITERS



                                                                  NUMBER OF
                                                                  SHARES
                                                                  TO BE
UNDERWRITERS                                                      PURCHASED
------------                                                      ---------
Jefferies & Company, Inc.   . . . . . . . . . . . . . . . . . . .
Oppenheimer & Co., Inc. . . . . . . . . . . . . . . . . . . . . .
Piper Jaffray Inc.  . . . . . . . . . . . . . . . . . . . . . . .
Pacific Growth Equities, Inc. . . . . . . . . . . . . . . . . . .


                                                                  ------------
         Total  . . . . . . . . . . . . . . . . . . . . . . . . .    3,000,000
                                                                  ============

                                  SCHEDULE II

                            SELLING SECURITYHOLDERS

                                                                                   Number of
                                                                                    Shares
                             Name of Selling Securityholders                      to be Sold
                          -------------------------------------                 -------------
                          James D. Durham                                          150,000
                          John V. Cracchiolo                                        25,000

                          Thomas F. McNulty                                         10,000

                          R. Kirby Godsey                                           40,000
                          Emily P. Myers                                            31,000

                          Kevin H. Arner                                            25,243
                          Sirrom Investments, Inc.                                  14,278

                          Clinton N. Parker                                          7,950

                          Bobby Pope                                                 5,000
                          Donald Midkiff                                             2,524
                                                                                   -------

                                  TOTAL                                            310,995
                                                                                   =======

                                    ANNEX A

                    MATTERS TO BE COVERED IN THE OPINION OF
                        BROBECK, PHLEGER & HARRISON LLP
            COUNSEL FOR THE COMPANY AND THE SELLING SECURITYHOLDERS


         (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, is duly qualified as a foreign corporation and in good standing in each state of the United States of America in which its ownership or leasing of property requires such qualification (except where the failure to be so qualified would not have a material adverse effect on the business, properties, financial condition, or results of operations of the Company) and has full corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement;

         (ii) each of [QuadraMed Acquisition Corporation, QuadNet Corporation and ___________] (the "Significant Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation. The capital stock of each of the Significant Subsidiaries is owned solely by the Company.

         (iii) As of June 30, 1997, the Company's authorized and outstanding equity capitalization is as set forth under the caption "Capitalization" in the Prospectus, and there have been no changes thereto since such date other than as specifically contemplated by the Prospectus or upon the exercise of outstanding options or warrants disclosed in the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus; proper corporate proceedings have been taken validly to authorize such authorized capital stock; all of the outstanding shares of such capital stock (including the Underwritten Stock and the shares of Option Stock issued, if any) have been duly and validly issued and, assuming payment therefor as provided in the Underwriting Agreement, are fully paid and nonassessable; any Option Stock purchased after the Closing Date, when issued and delivered to and paid for by the Underwriters as provided in the Underwriting Agreement, will have been duly and validly issued and be fully paid and nonassessable; and, except for rights that have been waived, there are no preemptive rights of, or rights of refusal in favor of, stockholders with respect to the Stock, or the issue and sale thereof, pursuant to the Certificate of Incorporation or Bylaws of the Company, and, to the knowledge of such counsel, except for rights that have been waived, there are no contractual preemptive rights or rights of first refusal or co-sale with respect to the Stock being sold by the Selling Securityholders or the issue and sale of the Stock;

         (iv) the Registration Statement has become effective under the Securities Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus is in effect and no proceedings for that purpose have been instituted or are pending or contemplated by the Commission;

         (v) the Registration Statement and the Prospectus (except as to the financial statements and schedules and other financial and statistical data derived therefrom, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and with the rules and regulations of the Commission thereunder;

         (vi) the information required to be set forth in the Registration Statement in answer to Item 10 (insofar as it relates to such counsel) of Form S-3 and the information contained in the Prospectus under "Executive Compensation and Other Information Stock Options" and "Description of Capital Stock" is accurately and adequately set forth therein in all material respects;

         (vii) to the best of such counsel's knowledge, there are no franchises, contracts, leases, documents or legal proceedings, pending or threatened, which, in the opinion of such counsel, are of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement, which are not described and filed as required;

         (viii) the Underwriting Agreement has been duly authorized, executed and delivered by the Company;

         (ix) the Underwriting Agreement has been duly executed and delivered by or on behalf of the Selling Securityholders and the Custody Agreement between the Selling Securityholders and Boston EquiServe, L.P., as Custodian, and the Power of Attorney referred to in such Custody Agreement have been duly executed and delivered by the several Selling Securityholders;

         (x) the issue and sale by the Company of the shares of Stock sold by the Company as contemplated by the Underwriting Agreement will not violate, or result in a breach of, the Certificate of Incorporation or Bylaws of the Company or any material agreement or instrument known to such counsel to which the Company is a party or any applicable law or regulation, or so far as is known to such counsel, any order, writ, injunction or decree, of any jurisdiction, court or governmental instrumentality having jurisdiction over the Company;

         (xi) all holders of securities of the Company having rights to the registration of shares of Common Stock, or other securities, because of the filing of the Registration Statement by the Company have waived such rights or such rights have expired by reason of lapse of time following notification of the Company's intent to file the Registration Statement;

         (xii) good and marketable title to the shares of Stock sold by the Selling Securityholders under the Underwriting Agreement, free and clear of all liens, encumbrances, equities, security interests and claims, has been transferred to the Underwriters who have severally purchased such shares of Stock under the Underwriting Agreement, assuming for the purpose of this opinion that the Underwriters purchased the same in good faith without notice of any adverse claims;

         (xiii) based insofar as factual matters with respect to the stock to be sold by the Selling Securityholders are concerned solely upon certificates of the Selling Securityholders, the accuracy of which such counsel have no reason to question, no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated in the Underwriting Agreement, except such as have been obtained under the Securities Act and such as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Stock by the Underwriters; and

         (xiv) the Stock issued and sold by the Company will have been duly authorized for quotation on the Nasdaq National Market upon official notice of issuance.

                          ____________________________

         Counsel rendering the foregoing opinion shall also state therein that such counsel has no reason to believe that the Registration Statement (except as to the financial statements and schedules and other financial and statistical data derived therefrom, as to which such counsel need not express any opinion or belief) at the Effective Date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (except as to the financial statements and schedules and other financial and statistical data derived therefrom, as to which such counsel need not express any opinion or belief) as of its date or at the Closing Date (or any later date on which Option Stock is purchased), contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         Counsel rendering the foregoing opinion may rely as to questions of law not involving the laws of the United States, of the State of Delaware or of the State of California, upon opinions of local counsel reasonably satisfactory in form and scope to counsel for the Underwriters and, as to questions of fact, upon representations or certificates of officers of the Company and of government officials reasonably satisfactory in form and substance to counsel for the Underwriters. Copies of any opinions or certificates so relied upon shall be delivered to the Representatives and to counsel for the Underwriters, and the foregoing opinion shall also state that counsel knows of no reason the Underwriters are not entitled to rely upon the opinions of such local counsel.